Exhibit A:

Mr. Patten also directly owns a director stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $175.98 per share and (ii) an expiration date of May 31, 2025. Of the 5,000 shares subject to this option, 1,250 shares vested on May 31, 2016, 1,250 shares vested on May 31, 2017, 1,250 shares vested on May 31, 2018, and 1,250 shares vested on May 31, 2019.

Mr. Patten also directly owns a director stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $186.54 per share and (ii) an expiration date of May 31, 2026. Of the 5,000 shares subject to this option, 1,250 shares vested on May 31, 2017, 1,250 shares vested on May 31, 2018, 1,250 shares vested on May 31, 2019, and 1,250 shares vested on May 31, 2020.

Mr. Patten also directly owns a director stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $182.36 per share and (ii) an expiration date of May 31, 2027. Of the 5,000 shares subject to this option, 1,250 shares vested on May 31, 2018, 1,250 shares vested on May 31, 2019, 1,250 shares vested on May 31, 2020, and 1,250 shares vested on May 31, 2021.

Mr. Patten also directly owns a director stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $129.57 per share and (ii) an expiration date of May 31, 2028. Of the 5,000 shares subject to this option, 1,250 shares vested on May 31, 2019, 1,250 shares vested on May 31, 2020, 1,250 shares vested on May 31, 2021, and 1,250 shares vested on May 31, 2022.

Mr. Patten also directly owns a director stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $132.91 per share and (ii) an expiration date of May 31, 2029. Of the 5,000 shares subject to this option, 1,250 shares vested on May 31, 2020, 1,250 shares vested on May 31, 2021, 1,250 shares vested on May 31, 2022, and 1,250 shares vested on May 31, 2023.

Mr. Patten also directly owns a director stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $124.48 per share and (ii) an expiration date of May 31, 2030. Of the 5,000 shares subject to this option, 1,250 shares vested on May 31, 2021, 1,250 shares vested on May 31, 2022, 1,250 shares vested on May 31, 2023, and 1,250 shares are scheduled to vest on May 31, 2024.

Mr. Patten also directly owns a director stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $470.00 per share and (ii) an expiration date of May 31, 2031. Of the 5,000 shares subject to this option, 1,250 shares vested on May 31, 2022, 1,250 shares vested on May 31, 2023, 1,250 shares are scheduled to vest on May 31, 2024, and 1,250 shares are scheduled to vest on May 31, 2025.

Mr. Patten also directly owns a director stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $264.69 per share and (ii) an expiration date of May 31, 2032. Of the 5,000 shares subject to this option, 1,250 shares vested on May 31, 2023, 1,250 shares are scheduled to vest on May 31, 2024, 1,250 shares are scheduled to vest on May 31, 2025, and 1,250 shares are scheduled to vest on May 31, 2026.

Mr. Patten also directly owns a director stock option to purchase 761 shares of Class A common stock with (i) an exercise price of $301.63 per share and (ii) an expiration date of May 31, 2033. The 761 shares subject to this option are scheduled to vest on May 31, 2024.

Mr. Patten also directly owns restricted stock units with the contingent right to receive 497 shares of Class A common stock. These 497 shares are scheduled to vest on May 31, 2024.